Exhibit 10.3

EXECUTION VERSION (02-08-08)

CONFIDENTIAL TREATMENT REQUESTED

UNDER 17 C.F.R §§ 200.80(b)4, AND 240.24b-2

VLA4 PARTNER SUPPORT AGREEMENT

BY AND BETWEEN

ISIS PHARMACEUTICALS, INC.

AND

TEVA PHARMACEUTICAL INDUSTRIES LTD.

FEBRUARY 8, 2008

This VLA4 PARTNER SUPPORT AGREEMENT (the “Agreement”), entered into as of February 8, 2008 (the “Effective Date”), is made by and between ISIS Pharmaceuticals, Inc., a Delaware corporation with a principal place of business at 1896 Rutherford Road, Carlsbad, CA  92008 (“ISIS”) and TEVA Pharmaceutical Industries Ltd., a limited liability company organized under the laws of Israel with its principal place of business at Petah Tiqva 49131, Israel (“TEVA”).

BACKGROUND

A.            ISIS and ATL entered into that certain collaboration and license agreement, dated October 30, 2001, which agreement was amended and restated on February 8, 2008 (the “Amended and Restated ISIS/ATL Agreement”).

B.            ATL and TEVA have agreed to enter into a license agreement dated as of even date hereof (the “ATL/TEVA Agreement”).

C.            In order to, among other things, induce TEVA to enter into the ATL/TEVA Agreement and to undertake its obligations thereunder, ISIS agrees to provide TEVA, in ISIS’ capacity as licensor under the Amended and Restated ISIS/ATL Agreement, with:

(i)            certain limited assurances and agreements supporting the assurances and agreements made by ISIS to ATL under the Amended and Restated ISIS/ATL Agreement and the assurances and agreements made by ATL to TEVA under the ATL/TEVA Agreement, and

(ii)           support services in connection with the development of Products, as more fully described herein.

NOW, THEREFORE, for and in consideration of the representations, warranties and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged; it is agreed by and between the parties as follows:

1.                                      DEFINITIONS

1.1          All capitalized terms used but not defined herein will have the meaning ascribed to such terms in the Amended and Restated ISIS/ATL Agreement.

1.2          Other Defined Terms.  The following defined terms have the meanings set forth in the respective Sections referred to below:

Defined Term	Section
VLA4 Compounds/Products	2.1
ISIS/TEVA Meeting	3.1

ISIS Indemnitees	7.1(a)
Claims	7.1(a)
TEVA Indemnitees	7.1(b)
Indemnified Party	7.2
Indemnity Claim	7.2
Liaisons	10.3
Executives	10.12(a)
ICC	10.12(b)

1.3          Interpretation.  The Section, Paragraph and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.  All references in this Agreement to a Section or Paragraph will refer to a Section or Paragraph in or to this Agreement, unless otherwise stated. All references to a “party” is to a party to this Agreement Any reference to any federal, national, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” and similar words mean “including without limitation.” The words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, Paragraph or other subdivision.  References in this Agreement to “provisions of this Agreement” refer to the representations, warranties and covenants contained in this Agreement taken as a whole.  All references to days, months, quarters or years/annual are references to Business Days, calendar months, calendar quarters, or calendar years, respectively.  References to the singular include the plural.

2.                                      ASSURANCES REGARDING AMENDED AND RESTATED ISIS/ATL AGREEMENT

2.1          No Conflict.  For the purpose of assuring and confirming to TEVA the rights and licenses granted to ATL in the Amended and Restated ISIS/ATL Agreement, ISIS will not enter into any agreement, without TEVA’s prior written consent, which would impair or conflict with or adversely impact the rights and licenses granted by ISIS to ATL under the Amended and Restated ISIS/ATL Agreement with respect to ATL 1102, VLA4 Compounds or Other VLA4 Compounds and VLA4 Products (collectively, the “VLA4 Compounds/Products”).

2.2          Further Amendment of the Amended and Restated ISIS/ATL Agreement.  Without the prior written consent of TEVA, ISIS will not amend, modify or waive any provision of the Amended and Restated ISIS/ATL Agreement (including but not limited to the assignment provision thereof) in any manner that would (a) diminish any rights of ATL under the Amended and Restated ISIS/ATL Agreement that would result in any direct or indirect diminution of TEVA’s rights under the ATL/TEVA Agreement, (b) diminish any rights expressly conferred upon TEVA under the Amended and Restated ISIS/ATL Agreement or under this Agreement, or (c) directly or indirectly impose any additional financial or other obligations upon TEVA beyond those specified in this Agreement and the ATL/TEVA Agreement.

2.3          Material Default under the Amended and Restated ISIS/ATL Agreement.

(a)         In the event of a default by ATL under the Amended and Restated ISIS/ATL Agreement that relates to VLA4 Compounds/Products (including, without limitation, any fundamental breach of the Amended and Restated ISIS/ATL Agreement by ATL with respect to which ISIS provides written notice to ATL under Section 12.2 thereof), ISIS will promptly inform TEVA in writing, and the parties agree that TEVA will have the right to cure such default on ATL’s behalf.

(b)        ISIS acknowledges and agrees that: (i) ISIS does not have the right to terminate the Amended and Restated ISIS/ATL Agreement except in the event ATL is in fundamental breach of its obligations thereunder (i.e., a breach which goes to the heart of the Amended and Restated ISIS/ATL Agreement) and neither ATL nor TEVA has cured such breach within the period specified in Section 12.2(a) of the Amended and Restated ISIS/ATL Agreement; and (ii) a material breach of the Amended and Restated ISIS/ATL Agreement by ATL that is not fundamental gives rise solely to a right of damages but not a right to terminate the Amended and Restated ISIS/ATL Agreement.

(c)         If ATL commits a fundamental breach of the Amended and Restated ISIS/ATL Agreement relating to VLA4 Compounds/Products, and ISIS provides written notice of such fundamental breach to ATL under Section 12.2(a) of the Amended and Restated ISIS/ATL Agreement, ISIS will concurrently provide a copy of such notice to TEVA, and TEVA will have the right to cure such breach on ATL’s behalf within the applicable time period specified in such Section 12.2(a).  If ATL cures such breach, or TEVA cures such breach on ATL’s behalf, within the applicable time period specified in Section 12.2(a), ISIS will not have the right to terminate the Amended and Restated ISIS/ATL Agreement on the basis of such fundamental breach.

(d)        If ATL commits a fundamental breach of the Amended and Restated ISIS/ATL Agreement unrelated to VLA4 Compounds/Products, and ISIS provides written notice of such fundamental breach to ATL under Section 12.2(a) of the Amended and Restated ISIS/ATL Agreement, ISIS will concurrently provide a copy of such notice to TEVA.  Notwithstanding any failure by ATL to cure said fundamental breach within the applicable time period specified in such Section 12.2(a), ISIS acknowledges and agrees that such uncured fundamental breach will not give ISIS the right to terminate the Amended and Restated ISIS/ATL Agreement in its entirety, and that in such event, the Amended and Restated ISIS/ATL Agreement will: (A) terminate as it relates to Research Targets other than CD49d and Collaboration Compounds other than VLA4 Compounds/Products; and (B) remain in full force and effect in accordance with its terms (including, without limitation, such Section 12.2) as it relates to CD49d and VLA4 Compounds/Products.

2.4          Other Termination of the Amended and Restated ISIS/ATL Agreement. Except as expressly set forth in Section 2.3 above or in Section 2.5 below, ISIS will not terminate the Amended and Restated ISIS/ATL Agreement prior to its expiration.  However, if in fact the Amended and Restated ISIS/ATL Agreement is terminated for any reason with respect to VLA4 Compounds/Products resulting in the termination of the ATL/TEVA Agreement, then ISIS and TEVA shall enter into a ISIS/TEVA License Agreement as provided in Section 2.5 below.

2.5          Effect of TEVA’s Curing of a Fundamental Breach by ATL and the Effect of ATL’s Bankruptcy.  In the event that (i) under Section 2.3 of this Agreement TEVA cures more than one fundamental breach relating to VLA4 Compounds/Products by ATL of the Amended and Restated ISIS/ATL Agreement or in the event that ATL commits a fundamental breach relating to VLA4 Compounds/Products of the Amended and Restated ISIS/ATL Agreement that is not capable of being cured by TEVA (e.g., a breach that is not monetary and may be performed only by ATL), or (ii) TEVA exercises its right to terminate the ATL/TEVA Agreement under Section 21.2(c) thereof, then ISIS shall terminate the Amended and Restated ISIS/ATL Agreement as it relates to VLA4 Compounds/Products and TEVA shall terminate the ATL/TEVA Agreement.  In such event, ISIS and TEVA shall on an urgent basis negotiate in good faith and enter into an agreement (an “ISIS/TEVA License Agreement”) substantially on the same non-financial terms and conditions (but on the exact same financial terms and conditions) as set forth in the Amended and Restated ISIS/ATL Agreement as it relates to VLA4 Compounds/Products, in effect substituting TEVA for ATL under those provisions of the Amended and Restated ISIS/ATL Agreement relating to VLA4 Compounds/Products.  For the avoidance of doubt, so as not to interrupt the Exploitation by TEVA of the Licensed Rights with respect to VLA4 Compounds/Products during any period of negotiation and drafting of an ISIS/TEVA License Agreement, ISIS and TEVA shall conduct themselves as if the ATL/TEVA Agreement is in full force and effect, except that references to “ATL” in the those portions of the Amended and Restated ISIS/ATL Agreement that relate to VLA4 Compounds/Products shall be deemed references to “TEVA” as if the Amended and Restated ISIS/ATL Agreement (as it relates to VLA4 Compounds/Products) were between ISIS and TEVA.  By its signature below, ATL (x) acknowledges and agrees that the goal of allowing TEVA to Exploit VLA4 Compounds/Products as contemplated in the ATL/TEVA Agreement and allowing ISIS to receive royalties and other payments under the Amended and Restated ISIS/ATL Agreement is of such fundamental importance to TEVA and ISIS that any such termination of the Amended and Restated ISIS/ATL Agreement and the ATL/TEVA Agreement is fair, (y) consents to the provisions of this Section 2.5 and (z) agrees that it shall have no Claims against (A) TEVA or its Affiliates, agents, employees, officers or directors arising from or in connection with any such termination by TEVA of the ATL/TEVA Agreement or its entering into an ISIS/TEVA License Agreement (except that TEVA and its Affiliates, agents, employees, officers and directors shall not have the benefit of this clause (z) in the event that TEVA wrongfully exercises its termination right in contravention of Section 21.2(c) of the ATL/TEVA Agreement), or against (B) ISIS or its Affiliates, agents, employees, officers or directors arising from or in connection with any such termination by ISIS of the Amended and Restated ISIS/ATL Agreement or its entering into an ISIS/TEVA License Agreement (except that ISIS and its Affiliates, agents, employees, officers and directors shall not have the benefit of this clause (z) in the event that ISIS wrongfully exercises its termination right in contravention of the Amended and Restated ISIS/ATL Agreement).

2.6          Notice under the Amended and Restated ISIS/ATL Agreement.  ISIS agrees that all notices to ATL under the Amended and Restated ISIS/ATL Agreement (other than notices regarding matters that are unrelated to the VLA4 Compounds/Products and in ISIS’ good faith judgment would not reasonably be expected to have an adverse impact on the development or commercialization of VLA4 Compounds/Products) will be copied to TEVA at the address set forth in Section 10.6 hereof.

3.                                      FURTHER ASSURANCES AND SUPPORT

3.1          [***] Education and Support.  ISIS will provide, [***] to TEVA, assistance, education and support reasonably requested by TEVA for up to (a) [***] hours per [***] for the period ending [***] following the Effective Date and (b) [***] hours per [***] for each [***] thereafter until TEVA files an NDA (or foreign equivalent in a Major Market) for a Product; provided, however, that hours not used in a [***] do not carry over to the next [***] (i.e., no banking of hours not used in a [***]).  ISIS will also host, at [***] TEVA, an educational meeting for TEVA personnel (the “ISIS/TEVA Meeting”) for up to [***], at a mutually agreeable time, after the Effective Date.  The ISIS/TEVA Meeting will be in addition to the [***] support to be provided by ISIS for the month in which the meeting occurs.  In addition, ISIS will provide to TEVA copies of existing reports or other existing information relating to VLA4 Compounds/Products that are in ISIS’ possession and control that TEVA may reasonably request, including any such reports related to class effect.  Such reports will be provided at no cost to TEVA, except that TEVA will reimburse ISIS’ out-of-pocket costs incurred in providing the same.

3.2          [***] Education and Support.  In addition to the assistance, education and support referenced in Section 3.1, ISIS will provide additional assistance, education and support as reasonably requested by TEVA from time to time hereafter, at [***] cost and expense, in accordance with a plan mutually agreed upon by the parties in writing (which agreement will not be unreasonably withheld), for (a) the regulatory aspects of [***] with respect to VLA4 Compounds/Products, (b) [***] with respect to VLA4 Compounds/Products, including the [***], (c) [***] issues/activities with respect to VLA4 Compounds/Products, including responding to queries submitted by TEVA with respect to the [***] built by ISIS with respect to VLA4 Compounds/Products in order for TEVA to gain the benefit of the information contained therein, and (d) such other matters related to VLA4 Compounds/Products as the parties may mutually agree in writing.

3.3          VLA4 Restrictive Covenant. In order to allow TEVA to fully Exploit its rights under the ATL/TEVA Agreement and as a material inducement for TEVA to enter into the ATL/TEVA Agreement, ISIS covenants and agrees that, during the term of this Agreement, ISIS will [***] of this Agreement and the Amended and Restated ISIS/ATL Agreement [***] with respect to [***] with respect to any [***]; provided, however, that if a VLA4 Product has not been [***] (or such later date as is mutually agreed by the parties), then the provisions of this Section 3.3 shall terminate as of such date.

3.4          Certain Future Inventions and Intellectual Property.  Pursuant to Section 4.2(c)(i)(A) of the Amended and Restated ISIS/ATL Agreement, ISIS has granted to ATL rights to certain future inventions.

4.                                      ADDITIONAL TECHNOLOGY

4.1          Other VLA4 Compounds or Next Generation VLA4 Compounds.  ISIS will have no obligation to generate for TEVA any Other VLA4 Compounds or Next Generation VLA4 Compounds, unless and until:

(a)         TEVA and ISIS mutually agree in writing upon a research plan, which agreement shall not be unreasonably withheld, specifically describing the activities to be undertaken by ISIS, including the amounts to be reimbursed by TEVA to ISIS for performing such activities; and

(b)        With respect to Next Generation VLA4 Compounds, TEVA and ISIS mutually agree in writing upon license terms (including, without limitation, milestones and royalties payable to ISIS) with respect to products developed utilizing such Next Generation VLA4 Compounds.

4.2          Access to Additional Technology.  If, after the Effective Date and during the Term of this Agreement, ISIS creates, develops, comes to own, or acquires a license with the right to grant sublicenses thereunder, any new or additional ISIS Core Technology Patent Rights or Manufacturing Patent Rights, or any new or additional Technology that both (i) is necessary or useful for the development, manufacture or commercialization of VLA4 Compounds/Products and (ii) is or has been [***] and TEVA desires access to any of the foregoing rights for the purpose of development, manufacture or commercialization of VLA4 Compounds/Products, ISIS agrees to negotiate in good faith with ATL and TEVA regarding such access, provided that any licenses or sublicenses from ISIS to ATL or TEVA under such Patents and/or Technology are conditioned on ATL’s or TEVA’s (as applicable) agreement (a) to [***]; and (b) to abide by all terms of the agreement under which a third party license is granted to ISIS.  Notwithstanding the foregoing, ISIS agrees to provide to TEVA, [***], (i) any [***] that are used in ISIS’ [***], and/or (ii) such ISIS technology that (A) is required for TEVA to be able to [***] and (B) ISIS is [***] for such required technology.

4.3          Updates.  No more than once per calendar year at ISIS’ facility in Carlsbad, California (or such other location as is agreed upon by the parties), upon the written request of, but at no cost to, TEVA, ISIS will present an update to a reasonable number of TEVA staff scientists on [***] and any [***] for VLA4 Compounds/Products (provided that TEVA will be responsible for the expenses incurred by TEVA personnel in attending such update).  In addition, upon TEVA’s written request no more than once per year, and at no cost to TEVA, ISIS will update Exhibit 1.39 to the Amended and Restated ISIS/ATL Agreement and provide such updated exhibit to TEVA.

5.                                      REPRESENTATIONS, COVENANTS AND WARRANTIES.

5.1          Mutual Warranties.  Each of ISIS and TEVA hereby represents and warrants to the other  as of the Effective Date as follows:

(a)         It is duly organized and validly existing under the laws of the jurisdiction of its incorporation.  It has the requisite legal and company power and authority to conduct its business as presently being conducted and as proposed to be conducted by it  and is duly qualified to do business in those jurisdictions where its ownership of property or the conduct of its business requires, in each case the failure to have such power, authority or qualification would have a material adverse impact upon the respective rights and obligations of the parties under this Agreement.

(b)        It has all requisite legal and company power and authority to enter into this Agreement and to perform its obligations contemplated hereunder.  All company actions on its part, its boards of directors or managers, or similar governing body and its equity holders necessary for (A) the authorization, execution, delivery and performance by it of this Agreement, and (B) the consummation of the transactions contemplated hereby, have been duly taken.

(c)         This Agreement is a legally valid and binding obligation of it, enforceable against it in accordance with its terms.

(d)        None of the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby, or the fulfillment by it of the terms hereof or thereof, will (with or without notice or passage of time or both) (A) conflict with or result in a breach of any provision of the certificate or articles of incorporation or formation, by-laws, statutes, operating agreement or other governing documents of it, (B) result in a default, constitute a default under, give rise to any right of termination, cancellation or acceleration, or require any consent or approval (other than approvals that have heretofore been obtained) of any governmental authority or under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, loan, arrangement, license, agreement, lease or other instrument or obligation to which it is a party or by which its assets may be bound, or (C) violate any rule or regulation of any stock exchange on which such party’s securities are listed applicable to it.

5.2          Additional Representations and Warranties of ISIS.  ISIS hereby further represents and warrants to TEVA, regardless of any investigation by TEVA, that as of the Effective Date:

(a)         ISIS has assigned to ATL, free and clear of all liens, claims and encumbrances of every kind or nature, all rights, title and interests in and to the VLA4 Compound Patent Rights;

(b)        to the best of ISIS’ knowledge as of the Effective Date, the VLA4 Compound Patent Rights are valid and enforceable and are not subject to any pending or threatened re-examination, opposition, interference or litigation proceedings, and all assignments and maintenance fees have been timely filed and paid with respect to the VLA4 Compound Patent Rights;

(c)         to the best of ISIS’s knowledge as of the Effective Date, the practice of the ISIS Core Technology Patent Rights, and the Manufacturing Technology to manufacture VLA4 Compounds, as currently manufactured by ISIS as of the Effective Date, does not infringe on any Third Party patents;

(d)        to the best of ISIS’ knowledge as of the Effective Date, without reference to a specific development plan and without any investigation, the ISIS Core Technology Patent Rights, ISIS Formulation Patent Rights, Manufacturing Patent Rights and VLA4 Compound Patent Rights, considered together, constitute all of the Patents controlled by ISIS (as of immediately prior to the Effective Date) that are necessary for the development and commercialization of the ATL1102 Compound and VLA4 Compounds using the ISIS Standard Chemistry;

(e)         ISIS has not granted, directly or indirectly, any licenses or other rights under the VLA4 Compound Patent Rights to any Person other than ATL and its Affiliates;

(f)         the Amended and Restated ISIS/ATL Agreement is in full force and effect and has not been modified or amended; and

(g)        to the best of ISIS’ knowledge as of the Effective Date, neither ISIS nor ATL is in material default under, and neither party claims or has grounds upon which to claim the other party is in material default under, the Amended and Restated ISIS/ATL Agreement.

5.3          Notice of Patent Infringement.  ISIS will promptly advise TEVA if it becomes aware of any suspected or actual infringement of the VLA4 Compound Patent Rights by any Person or of any suspected or actual infringement by the VLA4 Compound Patent Rights of any rights of any Person.  In addition, ISIS will notify TEVA of any final determination of any legal action of ISIS or known to ISIS involving the ISIS Core Technology Patent Rights and/or the Manufacturing Patent Rights that, in each case, claim inventions used in the manufacture of VLA4 Compounds/Products then under development or being commercialized by or on behalf of TEVA.

5.4          Additional Covenant of the Parties.  Each of the parties will not insist upon, claim, plead, or take any benefit under any local laws of any jurisdiction, other than the internal laws of the United States and the State of New York, that may be available to it, in order to prevent, delay, hinder or otherwise frustrate the enforcement by the other of any of the provisions of this Agreement.  In furtherance of the foregoing, each of the parties waives any rights or benefits that may be available under any local laws of any jurisdiction (other than the internal laws of the United States and New York) that are contrary to any provision of this Agreement.

5.5          Disclaimer.  THE PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS, UNLESS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.

6.                                      CONFIDENTIALITY AND NONDISCLOSURE

6.1          Nondisclosure Agreement.  The Non-Disclosure Agreement entered into by and between the parties on July 23, 2007 is hereby incorporated herein as if set forth in full, and the terms thereof will be deemed to apply to all information as may be disclosed by each of the parties during the term of this Agreement.

6.2          Publications.  TEVA will have the right to review any paper proposed for publication by or with the authorization of ISIS that discusses VLA4 Compounds/Products, including oral presentations and abstracts, regardless of whether such paper or presentation includes any Confidential Information.  ISIS will deliver a complete copy to TEVA at least [***] days prior to submitting the paper to a publisher.  TEVA will review any such paper and give its comments to ISIS within [***] days of the delivery of such paper to TEVA.  ISIS will consider in good faith any TEVA request to delete references to any rights specified herein and comply with any TEVA request to delete references to any TEVA Confidential Information in any such paper and agrees to withhold publication of same for an additional [***] days in order to permit the parties to obtain patent protection, if TEVA deems it necessary, in accordance with the terms of this Agreement.  To the extent that any approval of TEVA is not forthcoming within the time periods set forth herein, the ISIS Liaison with confer with the TEVA Liaison regarding TEVA’s approval.  Notwithstanding the foregoing, ISIS will not have the right to publish or present any clinical trial results from trials of VLA4 Compounds/Products without the prior written consent of TEVA.

6.3          Public Announcements.  If the parties mutually agree, they will issue a joint press release regarding the execution of this Agreement. Except as otherwise specified in this Agreement or required by law, neither party will originate any news release or other public announcement, written or oral, whether in the public press, or stockholders’ reports, or otherwise, relating to this Agreement, and neither party will use the name, trademark, trade name, logo or likeness of the other party or its employees in any publicity, news release or disclosure relating to this Agreement, or its subject matter, without the prior express written permission of the other party. The foregoing prohibition against news release or other public announcement will not apply where such publication, presentation or other public announcement is required by law or the rules of any relevant stock exchange, as instructed by the party’s outside legal counsel; provided, however, that in any such case the disclosing party will provide notice thereof to the other party with sufficient opportunity to respond and, to the extent feasible, to prevent or limit any such disclosure or to request confidential treatment thereof, and the receiving party will give reasonable assistance to the disclosing party to preserve the information as confidential.  The Liaisons will be the contact persons for the exchange of the proposed public disclosures for party review.

7.                                      INDEMNIFICATION

7.1          Indemnification.

(a)         TEVA will indemnify, defend and hold ISIS and its agents, employees, officers and directors (the “ISIS Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees) arising out of third party claims or suits (collectively, “Claims”) related to (i) breach by TEVA of its representations, warranties or covenants set forth in this Agreement; or (ii) the development, manufacture, use, handling, storage, sale or other disposition of any VLA4 Compounds/Products by TEVA or any of its affiliates, contractors or sublicensees; provided, however, that TEVA’s obligations pursuant to this Section 6.1(a) will not apply to the extent such Claims result from (A) the gross negligence or willful misconduct of any of the ISIS Indemnitees or (B) a breach by ISIS of its representations and warranties set forth in this Agreement.

(b)        ISIS will indemnify, defend and hold TEVA and its affiliates and each of their respective agents, employees, officers and directors (the “TEVA Indemnitees”) harmless from and against any and all Claims related to breach by ISIS of its representations, warranties or covenants set forth in this Agreement; provided however, that ISIS’ obligations pursuant to this Section 6.1(b) will not apply to the extent that such Claims result from (A) the gross negligence or willful misconduct of any of the TEVA Indemnitees; (B) a breach by TEVA of its representations and warranties set forth in this Agreement, or (C) ISIS’ performance of development or other activities with respect to VLA4 Compounds/Products on behalf of TEVA in accordance with TEVA’s written instructions and specifications.

7.2          Procedure.  A party will give the other party notice of any Claim upon which such party (the “Indemnified Party”) intends to base an indemnification claim (an “Indemnity Claim”).  The indemnifying party has the right to control the defense, settlement or disposition of any Indemnity Claim using counsel of its choice and on terms that it deems are appropriate, except that Indemnified Party may, at its own expense, participate in that defense, settlement or disposition using counsel of its own choice.  With respect to the defense, settlement or disposition of an Indemnified Claim, the Indemnified Party will provide the indemnifying party, upon its request, with reasonable assistance and cooperation with respect to the Indemnified Claim.  Without limiting the generality of the foregoing, indemnifying party may not cease to defend, settle or otherwise dispose of any Indemnity Claim without the Indemnified Party’s prior written consent, which consent may be unreasonably withheld, if, as a result thereof, the Indemnified Party would become subject to injunctive or other equitable relief.

7.3          Limitation of Liability.  Notwithstanding any other provision of this Agreement to the contrary, in no event will ISIS’ total liability under this Agreement (including, but not limited to, liability under Section 7.1) exceed [***]; provided, however, that the foregoing limitation shall not apply in the case of (a) any knowing misrepresentation by ISIS under this Agreement, or (b) any knowing and intentional breach of any covenant made by ISIS under this Agreement.

8.                                      TERM AND TERMINATION.

8.1          Term.  This Agreement will expire upon the expiration or termination of both the Amended and Restated ISIS/ATL Agreement and the ATL/TEVA Agreement.

8.2          Insolvency or Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by ISIS or TEVA are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The parties agree that the parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code.  The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either party under the U.S. Bankruptcy Code, the party hereto which is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, will be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of the party subject to such proceeding upon written request therefor by the non-subject party.

8.3          Survival.  Expiration or termination of this Agreement will not relieve the parties of any obligation accruing prior to such expiration or termination.  Sections 5.4 and 5.5, this Section 8.3 and Article 10 will survive expiration or termination of this Agreement.  Any expiration or early termination of this Agreement will be without prejudice to the rights of either party against the other accrued or accruing under this Agreement prior to termination, including the obligations to make any payments that were due or had accrued immediately prior the effective date of such termination.

9.                                      CHANGE OF CONTROL

9.1          Change of Control of Isis.  ISIS acknowledges and agrees that in the event of a Change of Control of ISIS in which the Third Party acquiring control of ISIS or its assets relating to VLA4 Compounds/Products is [***], then: (a) ISIS (or the successor entity) will not be allowed to [***]; and (b) ATL will be prohibited from providing ISIS (or the successor entity) with [***], other than (A) reports and information required to be made available under Sections 5.6 and 5.8 of the Amended and Restated ISIS/ATL Agreement and (B) summary annual reports regarding TEVA’s development and commercialization activities with respect to VLA4 Compounds/Products in sufficient detail to allow ISIS to ascertain ATL’s compliance with its diligence obligations under the Amended and Restated ISIS/ATL Agreement.

9.2          Change of Control of ATL.  In the event of a Change of Control of ATL in which the Third Party acquiring control of ATL or its assets relating to VLA4 Compounds/Products is [***], then TEVA agrees that it will continue to provide to ISIS all reports relating to the development or commercialization of VLA4 Compounds/Products that would have been delivered to ATL but for such Change of Control of ATL.  ISIS agrees that it will hold all such reports and the information contained therein confidential to the same extent that ISIS would be required to hold such reports and information confidential pursuant to the Amended and Restated ISIS/ATL Agreement if received from ATL.

10.                               MISCELLANEOUS.

10.1        Payment Related to [***].  Within five (5) Business Days after ISIS’ receipt of notice from ATL that ATL has [***], on or before [***].

10.2        Force Majeure.  Neither party will be responsible or liable in any way for failure or delay in carrying out the terms of this Agreement resulting from any cause or circumstance beyond its reasonable control, including fire, flood, other natural disasters, war, interruption of transit, accident, explosion, civil commotion, and acts of any governmental authority; provided, that the party so affected will give prompt notice thereof to the other.  No such failure or delay will terminate this Agreement, and each party will complete its obligations hereunder as promptly as reasonably practicable following cessation of the cause or circumstances of such failure or delay.

10.3        Liaisons.  For purposes of coordinating activities between the parties under the Agreement, including, without limitation, sharing of press releases and publications for review, each party will appoint an individual to act as its liaison (each a “Liaison” and collectively, the “Liaisons”).  A party may change its Liaison at any time by providing written notice to the other party along with contact information for the its new Liaison.

10.4        Agency.  Neither party is, nor will be deemed to be, an employee, agent or legal representative of the other party for any purpose.  Neither party will be entitled to enter into any contracts in the name of, or on behalf of the other party, nor will a party be entitled to pledge the credit of the other party in any way or hold itself out as having authority to do so.

10.5        Choice of Law.  This Agreement will be governed and interpreted, and all rights and obligations of the parties will be determined, in accordance with the laws of the State of New York (USA), without regard to its conflict of laws rules.

10.6        Notices.  All notices, requests, demands, waivers, consents, approvals or other communications to any party hereunder will be in writing and will be deemed to have been duly given if delivered personally to such party or sent to such party by facsimile transmission or by registered or certified mail, postage prepaid, to the addresses listed below, or to such other address as the addressee may have specified in notice duly given to the sender as provided herein.

If to TEVA:	with a copy to:
TEVA Pharmaceutical Industries Ltd.	TEVA’s General Counsel, Uzi Karniel,
5 Basel Street, P.O. Box 3190	at the address of TEVA (Fax: 972-3-926-7429); and
Petah Tiqva 49131	Richard S. Egosi, Esq.
Israel	Senior Vice President and General
Attn: Vice President, Global Innovative Pipeline Management	Counsel
Fax: 972-3-926-7742	TEVA North America
1090 Horsham Road
North Wales, PA 19454-1090
Fax: (215) 591-8813

If to ISIS:	With a copy to:
Isis Pharmaceuticals, Inc.	Isis Pharmaceuticals, Inc.
1896 Rutherford Road	1896 Rutherford Road
Carlsbad, CA 92008	Carlsbad, CA 92008
USA	USA
Attention: Chief Operating Officer	Attention: General Counsel
Fax No.: +1 (760) 931-9639	Fax No.: +1 (760) 268-4922

Such notice, request, demand, waiver, consent, approval or other communications will be deemed to have been given as of the date so delivered, if sent by facsimile transmission, or five (5) days after so mailed.

10.7        Severability.  Should one or more provisions of this Agreement be held unenforceable or in conflict with applicable law or regulation, the parties will substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions.  In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement will not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

10.8        Entire Agreement.  This Agreement, along with any agreements referenced herein and that certain Drug Supply, Manufacture and Technology Transfer Agreement between the parties dated as of the Effective Date, each as amended from time to time, states the entire agreement reached between the parties with respect to the transactions contemplated hereby and may not be amended or modified except by written instrument duly executed by the parties.  This Agreement replaces and supersedes any and all previous agreements and understandings between the parties regarding the subject matter hereof, whether written or oral (including, without limitation, that certain Letter of Agreement, dated August 8, 2007, by and among ISIS, TEVA and ATL).

10.9        No Waiver.  The failure of either party to enforce at any time, or for any period of time, any provision of this Agreement will not be construed as a waiver of such provision or of the right of such party thereafter to enforce each and every provision.

10.10      Assignment; Binding Effect.  This Agreement is personal to each party and neither party may assign, dispose of, transfer or delegate any of its rights, duties or obligations under this Agreement or any interest in this Agreement without the other party’s prior written consent, which consent may not be unreasonably withheld, except that subject to the provisions of this Section 10.10, (a) either party may assign or delegate any or all of its rights and obligations under this Agreement to its affiliates without the other party’s prior written consent; provided, that the assigning party remains primarily liable for the performance and nonperformance of its affiliate’s duties and obligations under this Agreement and provided, further, that the non-assigning party does not incur or suffer any adverse tax or other financial consequences as a result thereof, and (b) either party may assign this Agreement without the other party’s prior written consent to its successor in interest in connection with a merger, acquisition or sale of all or substantially all of such party’s assets; and (c) TEVA may assign this Agreement without the prior written consent of ISIS to a successor in interest in connection with the sale of substantially all of the assets used primarily in its multiple sclerosis business or  any other business of an indication being exploited hereunder; provided, that in all such cases such successor in interest agrees in writing to be bound by all of such party’s obligations as assignee.   This Agreement is binding upon, enforceable against, and inures to the benefit of the parties  and their respective successors and permitted assigns.  Any attempt by either party to assign or delegate any of the duties, responsibilities or other obligations of this Agreement that is not in compliance with this Paragraph 8.8 will be deemed to be null and void ab initio.

10.11      Counterparts.  This Agreement may be executed in any number of counterparts each of which will be deemed to be an original and all of which taken together will constitute one and the same instrument.

10.12      Dispute Resolution.

(a)         It is the objective of the parties to seek to resolve any issues or disputes arising under this Agreement in an expedient and amicable manner, if at all possible, and to that end the parties agree to abide by the following procedures set forth in this Section 10.12 to resolve any such issues or disputes.  The parties initially will attempt to settle any such issue or dispute through good faith negotiations in the spirit of mutual cooperation between business executives with authority to resolve the dispute.  Prior to taking action as provided in Section 10.12(b) of this Agreement, the parties will first submit such dispute to the Executive Vice President and Chief Financial Officer of ISIS and the Group Vice President of Global Innovative Resources of TEVA (collectively, the “Executives”) for resolution.  The Executives will attempt to resolve the dispute through good faith negotiations over a reasonable period of up to 60 calendar days, unless the Executives mutually agree in writing to extend such period of negotiation.  Such 60-calendar day period will be deemed to commence on the date the dispute was submitted to the Executives.  The Executives will, if mutually agreed by the Executives, submit the dispute to voluntary mediation at such place and following such procedures as the parties will reasonably agree.  All negotiations pursuant to this Section 10.12(a) will be confidential, and will be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

(b)        Any dispute that is not resolved by the parties by negotiation and/or mediation pursuant to Section 10.12(a) above will, upon the submission of a written request of either party to the other party, be submitted to binding arbitration before a single arbitrator in accordance with the then prevailing rules of the International Chamber of Commerce (“ICC”).

(c)         If the dispute involves technical issues, the arbitrator will be qualified in the field of pharmaceuticals research and development.  If the parties cannot agree on an arbitrator within thirty (30) days of filing with the ICC, then the ICC will appoint one in accordance with its then prevailing rules.

(d)        The arbitration will be held in New York, New York, USA.  The decision and award of the arbitrator will be final and binding and the award so rendered may be entered in any court having jurisdiction in relation to the award, as a judgment of the court.

(e)         Each party will pay one half of the fee charged by the arbitrator, and half of any charge payable in respect of the venue where the arbitration is conducted; provided, however, that in rendering its decision the arbitrator has the discretion to reallocate the aforementioned payments. The parties will otherwise each bear their own costs of arbitration.

(f)         The decision of the arbitrator may be reduced to a judgment by any court of competent jurisdiction.

(g)        Notwithstanding the above, to the full extent allowed by law, either party may bring an action in any court of competent jurisdiction for injunctive relief (or any other provisional remedy) to protect the parties’ rights or enforce the parties’ obligations under this Agreement pending final resolution of any claims related thereto in an arbitration proceeding as provided above.  In addition, either party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of patents or other proprietary or intellectual property rights.

10.13      No Consequential Damages.  IN NO EVENT SHALL EITHER ISIS OR TEVA OR THEIR AFFILIATES BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY; PROVIDED, THAT THIS LIMITATION SHALL NOT LIMIT THE INDEMNIFICATION OBLIGATION OF SUCH PARTY UNDER THE PROVISIONS OF SECTION 6 FOR SUCH DAMAGES CLAIMED BY A THIRD PARTY.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered in duplicate originals as of the date first above written.

TEVA PHARMACEUTICAL INDUSTRIES, LTD.

By:	/s/ Ruth Levy, Ph.D

Its:	Vice President

ISIS PHARMACEUTICALS, INC.

By:	/s/ B. Lynne Parshall

Its:	COO & CFO

With respect to Section 2.5 and Section 10.1 only,

ANTISENSE THERAPEUTICS LTD.

By:	/s/ Mark Diamond

Its:	CEO